EXHIBIT 16-2


October 31, 1997

Mr. Kenneth M. Clinebell
Chief Financial Officer
Precision Systems, Inc.
11800 30th Court North
St. Petersburg, Florida 38716-1846

Dear Ken:

This is to confirm that the client-auditor relationship between Precision Systems, Inc. (Commission File No. 0-20068) and Deloitte & Touche LLP has ceased.

Yours truly,


/s/ Deloitte & Touche L.L.P

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-6
         450 5th Street, N.W.
         Washington, D.C. 20540

         Willem Huisman, CEO


















                                       6